Exhibit 99.1

News Release

JDS UNIPHASE REPORTS FIRST QUARTER RESULTS

San Jose, California, October 23, 2003 - JDS Uniphase Corporation (NASDAQ: JDSU and TSX: JDU) today reported results for its first quarter of fiscal year 2004 ended September 30, 2003.

Net revenue for the first quarter was $147.4 million, compared to net revenue of $160.6 million for the quarter ended June 30, 2003 and net revenue of $193 million for the quarter ended September 30, 2002.

The Company reported a reduced net loss of $28.1 million, or $0.02 per share, for the quarter ended September 30, 2003, as compared to a net loss of $61.6 million, or $0.04 per share, for the quarter ended June 30, 2003, and a net loss of $520.5 million, or $0.37 per share, for the quarter ended September 30, 2002.

On a non-GAAP basis, the Company reported a reduced net loss of $13.5 million, or $0.01 per share, for the quarter ended September 30, 2003, as compared to a net loss of $22.3 million, or $0.02 per share for the quarter ended June 30, 2003, and a net loss of $62.4 million, or $0.04 per share, for the quarter ended September 30, 2002. Non-GAAP results exclude the following: restructuring and other charges associated with the Global Realignment Program; the cumulative effect of an accounting change; amortization of purchased intangibles; reductions of long-lived assets; stock-based compensation charges; gains and losses on sale of subsidiaries' assets; and gains and losses on investments.

On a non-GAAP EBITDA basis (non-GAAP loss from operations excluding depreciation), the Company's net loss was $18.7 million for the quarter ended September 30, 2003, down from $24.7 million for the quarter ended June 30, 2003, and $55.7 million for the quarter ended September 30, 2002.

"The leadership transition has progressed smoothly, and progress on reducing losses has been steady, driven by our imperative to be well poised for a stabilizing market," said Kevin Kennedy, CEO. "Throughout this transition and beyond we are making deliberate choices intended to ensure the success of JDS Uniphase as a leader in the industry with a customer-driven focus on operational excellence and profitability."

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user's overall understanding of the Company's current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company's core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company's GAAP results. A detailed reconciliation of the GAAP results to the non-GAAP results is provided in the "Non-GAAP Condensed Consolidated Statements of Operations" and "Additional Non-GAAP Selected Financial Information" schedules below.

Financial Overview - First Quarter Ended September 30, 2003

  On a geographic basis, revenue to North American customers represented 66% of total revenue. European and Asian customers represented 18% and 16% of total revenue, respectively.

  The Communications Products Group represented $74 million in revenue, or 50% of total revenue. The Thin Film Products Group represented $73 million in revenue, or 50% of total revenue.

  GAAP and non-GAAP gross margin was 22% of total revenue.

  GAAP operating expenses were $71 million, or 48% of total revenue. Non-GAAP operating expenses were $62 million, or 42% of total revenue.

  The Company recorded an income tax benefit of $13 million. The income tax benefit resulted from an unrealized gain on our investment in public equities. Further fluctuations in the market value or revenue from these public equities may create volatility in our income tax provision/ (benefit) in future quarters.

  The Company held $1,160 million in cash, cash equivalents and short-term investments at the end of the first quarter, of which approximately $1,052 million was cash, money market and other highly liquid fixed income securities. The Company used $77 million in cash from operations, including $19 million used for the Global Realignment Program. Additionally, the Company used $45 million to acquire the assets under a synthetic lease agreement, which terminated during the first quarter, and received $18 million from the sale of a facility.

Global Realignment Program

The Company is continuing its restructuring activities under the Global Realignment Program in response to business conditions. The Company reported the following progress and expectations in connection with the Global Realignment Program:

  To date, the Global Realignment Program has reduced the Company's annual costs by approximately $1.3 billion. Most of the actions under the previously defined Global Realignment Program are expected to be completed by the end of December 2003.

  The Company has undertaken further reductions of employment and additional site closures. The Company had approximately 5,200 employees worldwide at the end of the first quarter.

  The Company estimates that the total cost of the Global Realignment Program will be approximately $ 1.2 billion, virtually all of which was recorded through September 30, 2003.

  The Global Realignment Program used $19 million in cash during the first quarter. To date, the Global Realignment Program has used approximately $300 million in cash, and additional cash outlays of approximately $120 million over future periods are expected (primarily for leased premises).

Business Outlook

The Company anticipates revenue for the second quarter of fiscal 2004 will be in the range of $140 to $150 million. The Company expects non-GAAP gross margin will be in the range of 19% to 21% of total revenue, with a non-GAAP net loss of $0.02 to $0.03 per share. The Company expects to complete cost reductions under which the Company would breakeven, on a non-GAAP EBITDA basis, at a revenue threshold of $200 million in the second quarter of fiscal 2004, and at a revenue threshold of $170 million in the fourth quarter of fiscal 2004. Please note that these breakeven levels are indicative of expected improvements to the cost structure and are not intended as revenue projections. The Company is expressly not providing revenue guidance beyond the current quarter. Please further note that the outlook excludes items which will be required by GAAP, such as restructuring and other charges associated with the Global Realignment Program, amortization of purchased intangibles, reductions of goodwill and other long-lived assets, stock-based compensation expense, and gains and losses on investments. We are unable to provide comparable guidance prepared in accordance with GAAP because the likelihood and amount of these items are uncertain at this time.

Conference Call

The Company will discuss these results and other related matters at 1:30 p.m. Pacific Time on October 23, 2003 in a live webcast, which will also be archived for replay on the Company's website at www.jdsu.com under Investor Relations / Investor Presentations and on the Investor Relations Welcome Page. This press release is being filed as a Current Report on Form 8-K with the Securities and Exchange Commission, and will be available at www.sec.gov shortly after it becomes public.

JDS Uniphase Corporation, a worldwide leader in optical technology, designs and manufactures products for fiberoptic communications, as well as for markets where its core optics technologies provide innovative solutions for industrial, commercial and consumer applications. The Company's fiberoptic components and modules are deployed by system manufacturers for the data communications, telecommunications and cable television industries. The Company also offers products for display, security, medical/environmental instrumentation, decorative, aerospace and defense applications. More information on the Company is available at www.jdsu.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include: (i) statements or implications regarding the Company's ability to remain competitive and a leader in its industry, and the future prospects and expectations for growth of the Company, the market, the industry and the economy in general; (ii) statements regarding a stabilizing market; (iii) statements regarding the Company's positioning to realize benefits from future opportunities; (iv) statements regarding the expected level and timing of cost savings and other benefits to the Company from its Global Realignment Program and the expected costs thereof; (v) any anticipation or guidance as to future financial performance, including expected revenue levels, non-GAAP gross margin, non-GAAP loss per share, and the likelihood of achieving non-GAAP EBITDA breakeven at any particular time and assuming any particular revenue level; and (vi) the Company's beliefs regarding the purpose, usefulness and efficacy of non-GAAP results and the measures and items the Company includes in the same, as well as any benefits to investors the Company believes its non-GAAP measures provide. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, the following: (i) the Company's ongoing integration and restructuring efforts, including, among other things, the Global Realignment Program, may not be successful in achieving their expected benefits, may be insufficient to align the Company's operations with customer demand and the changes affecting its industry, or may be more costly, may continue beyond December 2003, or may be more extensive than currently anticipated; (ii) due to the current economic slowdown, in general, and industry consolidation, continuing average sales price pressure and setbacks in customers' businesses, in particular, the Company's ability to predict financial performance for future periods is far more difficult than in previous periods; and (iii) ongoing efforts to design products that meet customers' future needs and to manufacture such products at competitive costs may not be successful.

For more information on these and other risks affecting the Company's business, please refer to the "Risk Factors" section included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 filed with the Securities and Exchange Commission. The forward-looking statements contained in this news release are made as of the date hereof and the Company does not assume any obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

Contact Information:

Investors: Ronald C. Foster, Executive Vice President and Chief Financial Officer, 408-546-5000
Press: Gerald Gottheil, Director of Corporate Marketing and Communications, 408-546-4400

-SELECTED FINANCIAL DATA FOLLOWS-

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                            Three Months Ended
                                                        --------------------------
                                                        September 30, September 30,
                                                            2003          2002
                                                        ------------  ------------
Net revenue                                            $      147.4  $      193.0
Cost of sales                                                 115.6         185.0
                                                        ------------  ------------
Gross profit (loss)                                            31.8           8.0
Operating expenses:
   Research and development                                    24.7          44.7
   Selling, general and administrative                         41.0          65.8
   Amortization of other intangibles                            3.9           8.4
   Acquired in-process research and development                  --           0.4
   Reduction of goodwill                                         --         224.4
   Reduction of other long-lived assets                         4.9         154.6
   Restructuring charges                                       (3.6)         23.0
                                                        ------------  ------------
Total operating expenses                                       70.9         521.3
                                                        ------------  ------------
Loss from operations                                          (39.1)       (513.3)
Interest and other income, net                                  2.9          12.9
Gain on sale of investments                                     0.6           1.5
Reduction in fair value of investments                         (1.3)        (19.1)
Loss on equity method investments                              (1.2)         (2.5)
                                                        ------------  ------------
Loss before income taxes                                      (38.1)       (520.5)
Income tax expense (benefit)                                  (12.9)           --
                                                        ------------  ------------
Loss before cumulative effect of an accounting change         (25.2)       (520.5)
Cumulative effect of an accounting change (1)                  (2.9)           --
                                                        ------------  ------------
Net loss                                               $      (28.1) $     (520.5)
                                                        ============  ============

Cumulative effect of an accounting change -
   basic and diluted                                   $         --  $         --
                                                        ============  ============

Net loss per share - basic and diluted                 $      (0.02) $      (0.37)
                                                        ============  ============
Shares used in per-share calculation - basic
   and diluted                                              1,433.4       1,412.3
                                                        ============  ============

(1) Cumulative effect of an accounting change represents the cumulative depreciation on assets under a synthetic lease agreement from the inception of the lease until the assets were purchased by the Company on September 16, 2003.

JDS UNIPHASE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

                                                        September 30,   June 30,
                                                            2003          2003
                                                        ------------  ------------
                                                        (unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                           $      168.0  $      241.9
   Short-term investments                                     992.2         992.2
   Accounts receivable, less allowance for doubtful
      accounts of $19.3 at September 30, 2003
      and $22.7 at June 30, 2003                              105.1          97.5
   Inventories                                                 74.3          84.1
   Deferred income taxes                                       21.8           9.3
   Refundable income taxes                                     39.2          39.0
   Other current assets                                        32.0          50.6
                                                        ------------  ------------
Total current assets                                        1,432.6       1,514.6
Property, plant and equipment, net                            294.0         283.4
Deferred income taxes                                          26.6          27.6
Goodwill                                                      166.2         166.2
Other intangibles, net                                         84.4          88.2
Long-term investments                                          47.7          47.5
Other assets                                                    7.5          10.3
                                                        ------------  ------------
    Total assets                                       $    2,059.0  $    2,137.8
                                                        ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                    $       35.4  $       48.6
   Accrued payroll and related expenses                        40.2          47.2
   Income taxes payable                                        35.0          39.0
   Deferred income taxes                                       21.8           9.3
   Restructuring accrual                                       98.1         134.1
   Warranty accrual                                            41.9          52.4
   Other current liabilities                                   81.0          92.2
                                                        ------------  ------------
Total current liabilities                                     353.4         422.8
Deferred income taxes                                          26.6          27.6
Other non-current liabilities                                   9.5          16.3

Stockholders' equity:
   Preferred stock                                               --            --
   Common stock and additional paid-in capital             68,564.8      68,557.0
   Accumulated deficit                                    (66,924.6)    (66,896.5)
   Accumulated other comprehensive loss                        29.3          10.6
                                                        ------------  ------------
Total stockholders' equity                                  1,669.5       1,671.1
                                                        ------------  ------------
    Total liabilities and stockholders' equity         $    2,059.0  $    2,137.8
                                                        ============  ============

JDS UNIPHASE CORPORATION
REPORTABLE SEGMENT INFORMATION
(in millions)
(unaudited)

                                                            Three Months Ended
                                                        --------------------------
                                                        September 30, September 30,
                                                            2003          2002
                                                        ------------  ------------
Communictions Products Group:
  Shipments                                            $       74.3  $      109.0
  Intersegment revenue                                           --            --
                                                        ------------  ------------
Net revenue from external customers                            74.3         109.0
  Operating loss                                              (12.5)        (85.1)

Thin Film Products Group:
  Shipments                                                    74.0          85.5
  Intersegment revenue                                         (0.9)         (1.5)
                                                        ------------  ------------
Net revenue from external customers                            73.1          84.0
  Operating income (loss)                                       9.0          14.8

Net revenue by reportable segments                            147.4         193.0

Operating loss by reportable segments                          (3.5)        (47.7)

All other operating loss                                      (25.8)        (27.6)
Unallocated amounts:
  Acquisition-related charges and
     payroll taxes on stock option exercises                   (5.1)        (23.8)
  Reduction of goodwill and other long-lived assets            (4.9)       (379.0)
  Restructuring charges                                         3.6         (23.0)
  Other Global Realignment charges                             (3.4)        (12.2)
  Interest and other income, net                                2.9          12.9
  Gain on sale of investments                                   0.6           1.5
  Reduction in fair value of investments                       (1.3)        (19.1)
  Loss on equity method investments                            (1.2)         (2.5)
                                                        ------------  ------------
Loss before income taxes                               $      (38.1) $     (520.5)
                                                        ============  ============

Beginning in FY04, the Company stopped allocating Global Realignment charges to its segments. In addition, the Company began allocating corporate sales and marketing expenses to the Communications Group. All prior-period amounts have been restated for comparative purposes.

JDS UNIPHASE CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per-share data)
(unaudited)

                                                           Three Months Ended September 30, 2003
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      147.4  $         --  $      147.4
Cost of sales                                                 115.6          (1.2)        114.4
                                                        ------------  ------------  ------------
Gross profit                                                   31.8           1.2          33.0
Operating expenses:
  Research and development                                     24.7          (0.6)         24.1
  Selling, general and administrative                          41.0          (2.8)         38.2
  Amortization intangibles                                      3.9          (3.9)         (0.0)
  Reduction of other long-lived assets                          4.9          (4.9)           --
  Restructuring charges                                        (3.6)          3.6            --
                                                        ------------  ------------  ------------
Total operating expenses                                       70.9          (8.6)         62.3
Loss from operations                                          (39.1)          9.8         (29.3)
Interest and other income, net                                  2.9            --           2.9
Gain on sale of investments                                     0.6          (0.6)           --
Reduction in fair value of investments                         (1.3)          1.3            --
Loss on equity method investments                              (1.2)          1.2            --
                                                        ------------  ------------  ------------
Loss before income taxes                                      (38.1)         11.7         (26.4)
Income tax expense (benefit)                                  (12.9)           --         (12.9)
                                                        ------------  ------------  ------------
Loss before cumulative effect of an accounting change         (25.2)         11.7         (13.5)
Cumulative effect of an accounting change                      (2.9)          2.9            --
                                                        ------------  ------------  ------------
Net loss                                               $      (28.1) $       14.6  $      (13.5)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.02)               $      (0.01)
                                                        ============                ============
Shares used in per-share calculation - basic
   and diluted                                              1,433.4                     1,433.4
                                                        ============                ============

                                                            Three Months Ended June 30, 2003
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      160.6  $         --  $      160.6
Cost of sales                                                 121.6          (1.9)        119.7
                                                        ------------  ------------  ------------
Gross profit (loss)                                            39.0           1.9          40.9
Total operating expenses                                      102.6         (27.5)         75.1
                                                        ------------  ------------  ------------
Loss from operations                                          (63.6)         29.4         (34.2)
Interest and other income, net                                  5.9            --           5.9
Loss on sale of subsidiaries' assets                           (1.7)          1.7            --
Gain on sale of investments                                     0.3          (0.3)           --
Reduction in fair value of investments                         (7.7)          7.7            --
Loss on equity method investments                              (0.8)          0.8            --
                                                        ------------  ------------  ------------
Loss before income taxes                                      (67.6)         39.3         (28.3)
Income tax benefit                                             (6.0)           --          (6.0)
                                                        ------------  ------------  ------------
Net loss                                               $      (61.6) $       39.3  $      (22.3)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.04)               $      (0.02)
                                                        ============                ============
Shares used in per-share calculation - basic
   and diluted                                              1,430.4                     1,430.4
                                                        ============                ============

                                                           Three Months Ended September 30, 2002
                                                        ----------------------------------------
                                                                      Reconciling
                                                            GAAP         Items       Non-GAAP*
                                                        ------------  ------------  ------------
Net revenue                                            $      193.0  $         --  $      193.0
Cost of sales                                                 185.0          (9.3)        175.7
                                                        ------------  ------------  ------------
Gross profit (loss)                                             8.0           9.3          17.3
Total operating expenses                                      521.3        (428.7)         92.6
                                                        ------------  ------------  ------------
Loss from operations                                         (513.3)        438.0         (75.3)
Interest and other income, net                                 12.9            --          12.9
Gain on sale of subsidiaries                                     --            --            --
Gain on sale of investments                                     1.5          (1.5)           --
Reduction in fair value of investments                        (19.1)         19.1            --
Loss on equity method investments                              (2.5)          2.5            --
                                                        ------------  ------------  ------------
Loss before income taxes                                     (520.5)        458.1         (62.4)
Income tax expense                                               --            --            --
                                                        ------------  ------------  ------------
Net loss                                               $     (520.5) $      458.1  $      (62.4)
                                                        ============  ============  ============
Net loss per share - basic and diluted                 $      (0.37)               $      (0.04)
                                                        ============                ============
Shares used in per-share calculation - basic
   and diluted                                              1,412.3                     1,412.3
                                                        ============                ============

____________________

*Non-GAAP results for the three months ended September 30, 2003 exclude a $3.6 million benefit from adjustments to restructuring and $3.4 million in other charges associated with the Global Realignment Program; $2.9 million cumulative effect of an accounting change representing the cumulative depreciation on assets previously under a synthetic lease agreement which the Company purchased during the quarter; $3.9 million of amortization of intangibles; $4.9 million reduction of other long-lived assets; $1.2 million of stock-based compensation charges; $0.6 million gain on sale of investments; $1.3 million reduction in fair value of investments; and $1.2 million loss on equity method investments.

Non-GAAP results for the three months ended June 30, 2003 exclude $20.3 million of restructuring and other charges associated with the Global Realignment Program; $3.9 million of amortization of intangibles; $2.1 million reduction of other long-lived assets; $3.1 million of stock-based compensation charges; $1.7 million loss on sale of subsidiaries' assets; $0.3 million gain on sale of investments; $7.7 million reduction in fair value of investments; and $0.8 million loss on equity method investments.

Non-GAAP results for the three months ended September 30, 2002 exclude $35.2 million in restructuring and other charges associated with the Global Realignment Program; $379.0 million reduction of goodwill and other long-lived assets; $8.4 million of amortization of intangibles; $0.4 million of in-process research and development charges; $15.0 million of stock-based compensation charges; $1.5 million gain on sale of investments; $19.1 million reduction in fair value of investments; and $2.5 million loss on equity method investments.

ADDITIONAL NON-GAAP SELECTED FINANCIAL INFORMATION
Following is a reconciliation of non-GAAP loss from operations to non-GAAP EBITDA:

                                                                    Three Months Ended
                                                        ----------------------------------------
                                                        September 30,   June 30,    September 30,
                                                            2003          2003          2003
                                                        ------------  ------------  ------------
Non-GAAP loss from operations                          $      (29.3) $      (34.2) $      (75.3)
Add back depreciation expense                                  10.6           9.5          19.6
                                                        ------------  ------------  ------------
Non-GAAP EBITDA                                        $      (18.7) $      (24.7) $      (55.7)
                                                        ============  ============  ============